UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2011
QUANEX BUILDING PRODUCTS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Loop South, Suite 1500, Houston, Texas	7027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-961-4600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated With Exit or Disposal Activities.
On Monday, November 7, 2011, Quanex Building Products Corporation (the “Company”) publicly announced the planned consolidation of its Truseal facility located in Barbourville, Kentucky, into its Edgetech facility located in Cambridge, Ohio (the “Consolidation”). In connection with the Consolidation, the Barbourville facility will be permanently closed, the Company will dispose of the land and certain assets located there, and approximately 200 employees will be terminated. In addition, the Company will incur various costs and future expenditures associated with the Consolidation, including but not limited to termination costs and asset relocation costs. The Consolidation is being implemented to streamline the Company’s operations so that it can better serve its customers. The consolidation of operations and subsequent closure of the Barbourville facility are expected to be completed during the Company’s fiscal third quarter 2012.
The Company expects to recognize pre-tax cash exit and plant consolidation charges of approximately $9 million over the next 9 to 12 months. Of the estimated charges, approximately 65% is related to relocating and starting up the equipment in Cambridge and approximately 35% is associated with salaried and hourly employee termination related costs. Directly related to the Consolidation, the Company also expects to spend approximately $7 million in the next twelve months on preparedness of the Cambridge facility, of which approximately 80% is expected to be capitalized and approximately 20% expensed.
Item 2.06. Material Impairments.
In connection with the Consolidation, the Company concluded that there was an impairment for its real property located in Barbourville, Kentucky. Based on a current estimate of value, the Company anticipates recognizing a pre-tax non-cash charge of $1.6 million during the fourth quarter of fiscal 2011.
Item 7.01. Regulation FD Disclosure.
On Monday, November 7, 2011, the Company issued a press release announcing the Consolidation. The foregoing is qualified by reference to the Press Release announcing the Consolidation, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1.	Press Release dated November 7, 2011.
Statements that use the words “estimated,” “expect,” “will,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, references to any anticipated costs, charges or expenditures relating to the Consolidation and references to the expected completion date of the Consolidation. The statements in this Form 8-K are based on current expectations. Actual results or events may differ materially from these statements. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, the availability and cost of raw materials, and customer demand. For a more complete discussion of factors that may affect the company’s future performance, please refer to the company’s 10-K filing on December 20, 2010, under the Securities Exchange Act of 1934, in particular the section titled, “Private Securities Litigation Reform Act” contained therein.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION (Registrant)

November 14, 2011	/s/ Brent L. Korb
(Date)	Brent L. Korb
Senior Vice President — Finance and
Chief Financial Officer

Exhibit Index

Exhibit 99.1.	Press Release dated November 7, 2011.